EXHIBIT 23.1

ERNST & YOUNG
                         Chartered Accountants      Phone: (604) 683-7133
                         Pacific Centre             Fax:   (604) 643-5422
                         P.O. Box 10101
                         700 West Georgia Street
                         Vancouver, Canada V7Y 1C7


              CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Starnet Communications International Inc. on Form S-8 of our report dated June 23, 1997, on our audits of the consolidated financial statements of Starnet Communications International Inc. as at and for the year ended April 30, 1997 and the period from May 19, 1995 to April 30, 1996.



Vancouver, Canada                                    /s/ ERNST &  YOUNG
February 11, 1998                                   Chartered Accountants